EXHIBIT 10.1

EXCLUSIVE COOPERATION AGREEMENT
(English Translation)

This Exclusive Cooperation Agreement is entered into by and between the following parties (each, a “Party” and collectively, the “Parties”) as of September 20, 2007:

1.	Golden Group Holdings (Shenzhen) Limited (“Golden”)

Address:	4/F, East 3/B, Saige Science & Technology Park, Huaqiang, Shenzhen, China
Fax:	0755-83763482
Represented by:	TU Guoshen

2.	Shenzhen Chuang Guan Intelligent Network Technology Co., Ltd. (“Company”)

Address:	39/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, PR China
Fax:	0755-83510018
Represented by:	ZHANG Feize

3.	China Security & Surveillance Technology, Inc. (OTCBBæCSCT) (“CSST”)

Address:	13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, PR China
Fax:	0755-83510815
Represented by:	TU Guoshen

RECITALS

WHEREAS, the Company is a company organized and existing under the laws of the People’s Republic of China (“PRC”);

WHEREAS, Golden is a company organized and existing under the laws of the PRC, with CSST, its ultimate holding company currently listing on the OTCBB in United States;

WHEREAS, the Company desires and Golden agrees to provide technical support and other necessary services to the Company;

WHEREAS, the Parties desire to set forth certain covenants and agreements between and among themselves in connection with the exclusive cooperation relationship contemplated by this Agreement;

NOW, THEREFORE, in consideration for the mutual covenants and promises set forth herein, each Party agrees as follows:

AGREEMENT

1.	DEFINITION

Unless otherwise defined in the Agreement, the following definitions shall be used in this Agreement:

“Business scope of the Company” shall mean the business scope describes in the business license of the Company, which includes, inter alia, establishment of separate entities (subject to the approval of governmental authorities on a case by case basis), domestic commercial business, supply and sale of raw materials (exclusive of commodities under special control of the State); development and sale of computer soft- and hard-wares; development of network technology; design, installment and maintenance of safety and surveillance system, and contract of intelligent construction system.

“Certificate” shall mean the certificate issued by relevant PRC governmental department on 10th March, 2003 with regard to the computer information system certificate involving government secret and all subsequent renewal of this certificate.

“Permitted Business Activities” shall refer to any business activities that, according to existing or future laws and regulations of PRC, are permitted to be engaged by foreign companies or foreign invested companies, regardless of the restrictions over the equity ownership percentage, by any method or through any type of transaction structure.

“Restricted Business Activities” shall refer to the other business activities that are excluded from the scope of the Permitted Business Activities.

“Service” shall mean the services provided by Golden to the Company under Clause 2.1.1(1) of this Agreement.

2.	EXCLUSIVE COOPERATION RELATIONSHIP

2.1	Scope of Cooperation

2.1.1	Exclusive Cooperation over Permitted Business Activities

For the Permitted Business Activities, the cooperation between the Company and Golden will include, without limitation:

(1)	Golden shall provide the Service to the Company as below:

(a)	Appointment and provision of the workforce for any business activities of the Company.
(b)	Provision of any technology license, equipment, consultation and support.
(c)	Provision of training services, and
(d)	Other service and support as agreed by all parties.

(2)
The Company shall subcontract all business to Golden or any party nominated by Golden. Without the prior written consent from Golden, the Company shall not subcontract any business activities of the Company to any third party.

(3)	Golden has the right to appoint certain representatives and staffs in the Company.

(4)
Golden has the right, at its discretion, to require establishing a joint venture with the Company for the purpose of engaging into any business activities. Without the prior written consent from Golden, the Company shall not engage in any joint venture with any third party for any purpose with regard to the same business activities.

(5)
The Parties hereby agree that any marketing and business development activities shall be in the name of both the Company and Golden or its joint venture. Golden has the right to require the Company to mark on any marketing documents, advertising brochures and any other materials of this kind the full name of the Golden. Without the prior written consent from Golden, the Company shall not engage in any marketing and business development activities, or print out and distribute any marketing material, with any third party.

(6)
The Service provided by Golden is exclusive in nature. During the course of the term of this Agreement, without the prior written consent from Golden, the Company shall not sign any agreement with any third party for the same or similar Service in this Agreement.

2.1.2	Exclusive Cooperation over Restricted Business Activities

For the Restricted Business Activities, the cooperation between the Company and Golden shall include, without limitation:

(1)	The Service provided by Golden to the Company. The provision of the aforesaid shall not make the Company to lose its qualifications under the Certificate.

(2)
The Service provided by Golden is exclusive in nature. During the course of the term of this Agreement, without the prior written consent from Golden, the Company shall not sign any agreement with any third party for the same or similar Service in this Agreement.

2.1.3	Right Not to Perform

Notwithstanding anything to the contrary, Golden may decline to perform any of its set forth as above if Golden, based on its sole judgment, reasonably and in good faith believes that it is not in a position to render such service as required by the Company; provided, however, that Golden shall promptly notify the Company of its such decision and provide reasonable assistance to the Company in making alternative arrangement.

2.2	Exclusivity

During the term of this Agreement, without the prior written consent from Golden, the Company shall not (1) enter into any contract or any cooperation relationship with any third party; and/or (2) engage in any other activities that, at the sole discretion of Golden, may impair Golden’s exclusive right granted hereunder. The Company shall take all necessary actions (including but not limited to corporate actions) to ensure that Golden be the exclusive cooperation partner in any possible business activities, provided however, such cooperation shall not violate any PRC laws and regulations. Except as otherwise provided herein, the Company shall notice Golden of any contract offer from any client as soon as practicable.

3.	CONSIDERATION FOR THE EXCLUSIVE COOPERATION RELATIONSHIP

3.1	Consideration

As consideration of the exclusive cooperation arrangement, Golden agrees to provide to the Company RMB5,000,000 in cash and US$8,907,350 worth of restricted stocks (the “Shares”). The number of Shares to be issued shall be calculated based on the 20-day average closing price of CSST’s stocks prior to the signing of this Agreement (US$19.094/stock), i.e., 466,500 shares. The Shares shall be issued to the Company or its designee(s) within 90 days of the signing of this Agreement.
Considering the support and services provided and/or to be provided by Golden, the Company hereby agrees to the following profits sharing scheme:

3.2	Profits Sharing Scheme

3.2.1	Profits Arising from Permitted Business Activities

The Parties agree to enter into subcontracting arrangement where all the work belonging to the Permitted Business Activities, including without limitation to the installment of security and surveillance equipments, will be subcontracted to Golden at the face value of the contracts.

3.2.2	Profits Arising from Restricted Business Activities

The Parties acknowledge that, for all business activities of the Company that belong to Restricted Business Activities, the Company agree to pay an amount equals to the face value of any contract minus the costs and expenses incurred in the process of obtaining and performing this contract by the Company to Golden for every contract it entered into with any third party.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company shall hereby make the following representations and warranties for the benefit of Golden:

4.1	Corporate Existence and Power

(a)
The Company is a limited liability company duly organized and validly existing under the laws of the People’s Republic of China, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted and as currently contemplated to be conducted.

(b)	The Company has the full power and qualifications to guarantee the subsistence of the Certificate.

(c)
The Company has not ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the business or affairs of the Company.

4.2	Authorization; No Consent

(a)
The Company has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents.

(b)
The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform their obligations under this Agreement and the other related Documents.

(c)
The Company shall not require giving any notice to or obtaining any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the exclusive cooperation arrangement contemplated hereunder.

(d)
The Company owns all the governmental authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of the Company, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

4.3	No Conflicts

Execution and perform of this Agreement by the Company will not contravene, conflict with, or result in violation of (A) any provision of the organizational documents of the Company; (B) any resolution adopted by the board of directors or the shareholders of the Company; (C) any laws and regulations to which the exclusive cooperation arrangement contemplated in this Agreement is subject; and (D) any provisions of any contracts or agreements of any kind that the Company is a party or the Company is subject to.

4.4	Other Warranties

The Company warrants that it staffs (including Zhang Feize) shall not engage in any activity which will result in direct competition with the Company for a period of five (5) years after the signing of this Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF GOLDEN

Golden makes the following representations and warranties for the benefit of the Company:

5.1	Authorization; No Consent

Golden has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents.

5.2	No Conflicts

Execution and perform of this Agreement by Golden will not contravene, conflict with, or result in violation of (A) any provision of the organizational documents of Golden; (B) any resolution adopted by the board of directors or the shareholders of Golden; (C) any laws and regulations to which the exclusive cooperation arrangement contemplated in this Agreement is subject; and (D) any provisions of any contracts or agreements of any kind that Golden is a party or Golden is subject to.

6.	TERMINATION

This Agreement shall become effective upon signing by the Parties for a period of twenty (20) years, unless terminate by Golden unilaterally. This Agreement shall automatically renew for a period of twenty (20) years further when the aforesaid period expires, unless terminate by Golden unilaterally.

7.	MISCELLANEOUS PROVISIONS

7.1	Notices

Any notices given pursuant to this Agreement must be in writing. Notices may be delivered personally, sent by registered airmail (postage prepaid) or by a recognized courier service, or sent by facsimile transmission to the Parties’ addresses first set forth above. Notices given by personal delivery will be deemed effectively given on the date of personal delivery. Notices given by registered airmail (postage prepaid) will be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark). Notices given by air courier will be deemed effectively given on the date of delivery (as indicated by the airway bill). Notices given by facsimile transmission will be deemed effectively given on the first (1st) business day following the date of transmission. Any Party may at any time change its address for service of notices by delivering written notice of its new address to the other Parties in accordance with this Article 7.1.

7.2	Disputes; Arbitration

(e)	Mandatory Arbitration All disputes arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with this Article 7.2.

(f)	Friendly Negotiations Before any arbitration is commenced pursuant to this Article 7.2, the Parties must endeavour to reach an amicable settlement of the dispute through friendly negotiations.

(g)
Commencement of Arbitration If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

(h)
Arbitration Any arbitration commenced pursuant to this Article 7.2 will be conducted in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by the Company, one chosen by the CSST, and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

7.3	Headings and Gender

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

7.4	Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.5	Waiver

No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

7.6	Integration

This Agreement contains the sole, final and complete expression and understanding between the Parties with respect to the exclusive cooperation arrangement contemplated herein.

7.7	Assignments, Successors, and no Third-Party Rights

No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

7.8	Governing Law

This Agreement will be construed, and the rights and obligations under this Agreement determined, in accordance with the laws of the PRC, without regard to the principles of conflict of laws thereunder.

7.9	Amendment

This Agreement may not be amended, altered or modified except by a subsequent written document signed by all Parties.

7.10	Language and Counterparts

This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument. This Agreement is written in the Chinese language.

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IN WITNESS WHEREOF, the Parties hereto have caused this Exclusive Cooperation Agreement to be executed by their duly authorized representatives as of September 20, 2007.

“Golden”:

Golden Group Holdings (Shenzhen) Limited
/s/Tu Guoshen
Name: TU Guoshen
Its: Legal Representative

The “Company”:

Shenzhen Chuang Guan Intelligent Network Technology Co., Ltd.
/s/ Zhang Feize
Name: ZHANG Feize
Its: President

“CSST”:

China Security & Surveillance Technology, Inc.
/s/ Tu Guoshen
Name: TU Guoshen
Its: President